STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT dated as of August 11, 2000 by and between ION NETWORKS, INC., a Delaware corporation having its principal offices at 1551 S. Washington Avenue, Piscataway, New Jersey 08854 (the "Company"), and each of the parties set forth on the schedule (the "Schedule") attached hereto (collectively, the "Buyers").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Company desires to issue and sell to the Buyers shares of common stock, par value $.001 per share, of the Company (the "Common Stock"); and

                  WHEREAS, the Buyers desire to purchase Two Million Eight Hundred Fifty Seven Thousand One Hundred and Fourty Two (2,857,142) shares of Common Stock (the "Shares") in accordance with the allocation set forth in the Schedule.

                  NOW THEREFORE, in consideration of the promises and mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

                  1. Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, the Company hereby sells, assigns, transfers and delivers to the Buyers, and each of the Buyers hereby purchases from the Company, for and in consideration of the Purchase Price (as hereinafter defined), the Shares in accordance with the allocation set forth on the Schedule. The obligation of each Buyer is limited to the obligation to purchase the number of shares set forth next to such Buyer's name on the Schedule.

                  2. Purchase Price and Payment.

                  2.1. Subject to the terms and conditions of this Agreement, the purchase price to be paid by the Buyers to the Company for and in consideration of the sale to the Buyers of the Shares is an amount equal to $5,000,000 (the "Purchase Price").

                  2.2. The Purchase Price shall be paid by the Buyers to the Company at the Closing (as hereinafter defined) by wire transfer of immediately available funds to an account designated by the Company to the Buyers.

                  3. Closing.

                  3.1. The sale and purchase of the Shares shall take place at the offices of the Company within five (5) business days from the date hereof or on such other date or at such other location as the parties hereto shall mutually agree upon (hereinafter referred to as the "Closing" or the "Closing Date").

                  3.2. At the Closing, the Company shall:

                           (a) sell, transfer,  assign and deliver to the Buyers
the Shares;

                           (b) deliver to each of Zesiger  Capital Group LLC (as
representative of each of the Buyers for whom it holds power of attorney), Mr. David Greenhouse (as representative of each of the Special Situation Funds listed in the Schedule) (together with Zesiger Capital Group LLC, the "Representatives"), and 21st Century Digital Industries Fund, L.P. ("21st Century") (i) copies of the certificate of incorporation, as amended, and the by-laws of the Company, each as certified by a duly authorized officer of the Company, (ii) resolutions or minutes of the board of directors of the Company authorizing this Agreement and the transactions contemplated hereby, as certified by a duly authorized officer of the Company, (iii) a certificate of good standing of the Company from the Secretary of State of the State of Delaware bearing a recent date thereof and (iv) certificates representing the Shares in the respective names of the Buyers (or their respective nominees as indicated on the Schedule) and (v) a certificate of the Company executed by a duly authorized officer of the Company, dated as of the Closing Date, certifying that the representations and warranties made by the Company in Section 6 hereof are true and correct as of the Closing Date, and (vi) an opinion of Parker Chapin LLP, counsel to the Company, addressed to the Buyers with respect to the valid existence and good standing of the Company, the due authorization, execution and delivery of this Agreement and the issuance and sale of the Shares, and that the Shares, upon issuance and sale to the Buyers, are duly authorized, validly issued, fully paid and nonassessable.

                  4. Registration of Shares.

                  4.1. The Company shall use its best efforts to (i) file a registration statement (the "Registration Statement"), within sixty (60) days of the Closing Date, on Form S-3 or other applicable form, registering for resale the Shares and (ii) cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the "Act") as soon thereafter as reasonably practicable. The Company promptly shall provide Buyers with such copies of the final Prospectus contained in the Registration Statement after it becomes effective as they shall reasonably request. In addition, the Company shall (a) use its best efforts to keep the Registration Statement effective for a period ending on the earlier of (x) two (2) years from its effective date or
(y) when all such Shares can be sold without limitation or delay under Rule 144 and (b) file all reports and forms required to be filed by it under the Securities Exchange Act of 1934, as amended ("Reports") on a timely basis so long as Buyers own any Shares and shall provide the Representatives and 21st Century copies thereof when filed.

                  4.2.   Notwithstanding   anything   contained  herein  to  the
contrary, the Company shall be entitled to postpone the filing of the Registration Statement otherwise required to be prepared and filed by it in accordance with Section 4.1 or, in the event the Registration Statement has been declared effective, without suspending such effectiveness, instruct the Buyers promptly in writing (or any subsequent holders thereof) not to sell or distribute any Shares (a "Delay") as long as the reason for non-disclosure continues, if the Company would be required to disclose in the Registration Statement the existence of any fact relating to a material business situation, transaction or negotiation, or would be required to disclose information that the Company has not otherwise made public, in each case, that the Company reasonably determines is in the best interests of the Company not to disclose at such time, and unless and until the holders furnish to the Company in writing information that may be required to prepare the disclosure required by Items 507 and 508 of Regulation S-B promulgated under the Act, with respect to such Buyer's Shares being sold under the Registration Statement provided that, with respect to Delays because of information related to the Company (rather than disclosure required to be provided by the holders), the Company shall only be entitled to a maximum of three (3) Delays, each Delay not to exceed a period of thirty (30) days; and further provided, that no period of Delay shall commence within 60 days of a previous Delay.

                  4.3. Each of the Buyers shall (i) reasonably cooperate with the Company in connection with the preparation and filing of the Registration Statement and execute and deliver any agreements or instruments reasonably requested by the Company or its counsel in connection therewith and (ii) upon discovery that, or upon the happening of any event as a result of which, the Registration Statement (or any prospectus included therein), as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made (as determined by the Company or its counsel in its sole discretion), forthwith discontinue its disposition of Shares pursuant to the Registration Statement, until such time as the Buyers (or any holders) have received a supplemented or amended prospectus from the Company relating thereto. The Company agrees to use its best efforts to prepare any necessary amendments or supplements to the Registration Statement as soon as reasonably practicable after the same becomes necessary and to provide to the Representatives and/or Buyers quantities of such amendments or supplements reasonably sufficient for the distribution thereof.

                  4.4. The Company shall indemnify and hold harmless each of the Buyers, the Representatives and their respective officers, directors, employees, members, agents, affiliates and control persons (each of the foregoing, a "Buyer Indemnitee") who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state any fact or omission to state a fact necessary to make the facts stated under the circumstances not materially misleading, in the Registration Statement or any amendment or supplement thereto or to the prospectus incorporated therein from and against any claim, losses, liabilities, costs and expenses (including attorney's fees, judgments, fines and amounts paid in settlement) ("Loss") actually and reasonably incurred by any such Buyer Indemnitee in connection with such claim, action, suit or proceeding or the defense thereof, except to the extent such Loss is the direct result of a misstatement or omission for which such Buyer Indemnitee is liable to the Company under Section 5.10; provided, however, that the indemnification contained in this Section 4.4 with respect to any preliminary prospectus shall not inure to the benefit of any Buyer Indemnitee on account of any such Loss arising from the sale of the Shares by such Buyer Indemnitee to any person if a copy of the definitive prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the definitive prospectus.

                  5. Representations and Warranties of the Buyers. Each of the Buyers represents, warrants and covenants to the Company as to himself, herself or itself, as follows:

                  5.1. The decision to purchase the Shares and the execution and delivery of this Agreement by each of the Buyers, the performance by the Buyers of their respective obligations hereunder and the consummation by the Buyers of the transactions contemplated hereby have been duly authorized and no other proceedings on the part of the Buyers are necessary. The person(s) executing this Agreement on behalf of the Buyers have all right, power and authority to execute and deliver this Agreement on behalf of the Buyers. This Agreement has been duly executed and delivered by the Buyers and, assuming the due authorization, execution and delivery hereof by the Company, will constitute the legal, valid and binding obligations of each of the Buyers, enforceable against each of the Buyers in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and the availability of equitable remedies.

                  5.2. The execution and delivery of this Agreement and the agreements and documents contemplated hereby by the Buyers and the consummation of the transactions contemplated hereby do not and will not (a) with or without the giving of notice or the passage of time or both, violate, conflict with, result in the breach or termination of, constitute a default under, or result in the right to accelerate or loss of rights under or the creation of any lien, encumbrance or charge upon any assets or property of any of the Buyers, pursuant to the terms or provisions of any contract, agreement, commitment, indenture, mortgage, deed of trust, pledge, security agreement, note, lease, license, covenant, understanding or other instrument or obligation to which any of the Buyers is a party or by which any of the Buyers' properties or assets may be bound or affected, or (b) violate any order, writ, injunction, judgment or decree of any court, administrative agency or governmental body binding upon any of the Buyers.

                  5.3. Each of the Buyers is aware of what constitutes an Accredited Investor as that term is defined under Regulation D promulgated under the Act (an "Accredited Investor"), and under the laws, if any, of each state governing the Buyers, and each of the Buyers is an Accredited Investor for purposes of Regulation D and the laws, if any, of the state governing the Buyers. Each of the Buyers is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, is able to hold the Shares for an indefinite period of time and has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such loss should occur.

                  5.4. Each of the Buyers acknowledges that it is a sophisticated investor, has such knowledge and experience in financial and business matters in general and, when applicable, through its investment adviser or the Representatives, has full familiarity with the current business and future business prospects of the Company and the financial and other affairs of the Company and acknowledges that it has had access to and has received sufficient written and oral information about the Company, including any and all such information requested by the Buyers and including copies of all of the publicly available information prepared by the Company in order to make an informed decision as to the acquisition of the Shares by the Buyers, including without limitation, the Annual Report of the Company on Form 10-KSB for the fiscal year ended March 31, 2000. In addition, each of the Buyers acknowledges that it has had access to the officers, directors and employees of the Company to discuss the business, affairs and prospects of the Company and has had the opportunity to obtain additional information necessary to evaluate the merits and the risks of engaging in the transactions contemplated by this Agreement. Each of the Buyers, either alone or, when applicable, through its investment adviser or the Representatives, has reached an independent decision with respect to the advisability of the sale of the Shares and, in arriving at its decision, has considered both the value of the Shares as well as the present condition and future prospects of the Company.

                  5.5. Each of the Buyers is acquiring the Shares for its own account for investment and not with a view to or for resale in connection with any distribution of the Shares. It has not offered or sold any portion of the Shares and has no present intention of dividing the Shares with others or of selling, distributing or otherwise disposing of any portion of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance.

                  5.6. Each of the Buyers understands that the sale of the Shares has not been registered under the Act in reliance upon an exemption therefrom for non-public or limited offerings. Each of the Buyers understands that the Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Act or an exemption from such registration is available at that time.

                  5.7. No Buyer (i) is a "broker-dealer" or an "affiliate" of a broker-dealer as such terms are defined under the Act or (ii) is acting in concert with any other Buyer in connection with the transactions contemplated hereby.

                  5.8. Any obligation or liability for taxes (state, federal or otherwise) incurred by any of the Buyers in connection with this Agreement or the transactions contemplated hereby shall be the responsibility of and be paid for by the Buyers.

                  5.9. Each of the Buyers acknowledges that it has been advised to consult with its own attorney regarding legal matters concerning the Company and to consult with its tax advisor regarding the tax consequences of acquiring the Shares.

                  5.10. Each of the Buyers agrees to indemnify and hold harmless the Company and each officer, director, employee, agent or control person of the Company, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the extent by reason of or arising from any misrepresentation or misstatement of material facts or omission to state material facts necessary to make the facts stated, under the circumstances, not materially misleading, made or omitted by such Buyer to the Company in a writing provided to the Company expressly for the purpose of inclusion in the Registration Statement or any amendment thereto, against losses, liabilities and expenses for which the Company, or any officer, director or control person of the Company has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Company or such officer, director or control person in connection with such action, suit or proceeding.

                  5.11. The power of attorney executed and delivered to Zesiger Capital Group LLC by each of the Buyers it represents, a copy of which powers of attorney have been provided to the Company, is in full force and effect.

                  5.12. None of the Buyers has employed any broker or incurred any liability for any brokerage fees in connection with the transactions contemplated hereby.

                  5.13. Certificates for the Shares shall contain a restrictive legend substantially in the following form:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS.

                  6. Representations and Warranties of the Company. The Company represents and warrants to each of the Buyers as follows:

                  6.1. The Company has the authority to execute and deliver this Agreement and perform all of its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the agreements and documents contemplated hereby are valid and legally binding obligations of the Company, enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and the availability of equitable remedies

                  6.2. The execution and delivery of this Agreement and the agreements and documents contemplated hereby by the Company and the consummation of the transactions contemplated hereby do not and will not (a) with or without the giving of notice or the passage of time or both, violate, conflict with, result in the breach or termination of, constitute a default under, or result in the right to accelerate or loss of rights under or the creation of any lien, encumbrance or charge upon any assets or property of the Company, pursuant to the terms or provisions of any contract, agreement, commitment, indenture, mortgage, deed of trust, pledge, security agreement, note, lease, license, covenant, understanding or other instrument or obligation to which the Company is a party or by which the Company's properties or assets may be bound or affected, or (b) violate any order, writ, injunction, judgment or decree of any court, administrative agency or governmental body binding upon the Company.

                  6.3. The Shares, when issued and delivered to the Buyers in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully-paid and nonassessable.

                  6.4. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"). As of the date hereof, 15,198,416 shares of Common Stock and no shares of Preferred Stock were issued and outstanding. No shares of the Company's capital stock will be issued from the date hereof and until the Closing Date, except for shares issued pursuant to the exercise of options or warrants outstanding as of the date hereof, and the shares being issued pursuant to this agreement. The Company has not granted or issued any rights, options or warrants to acquire, or securities convertible into or exchangeable for any Common Stock or other capital stock of the Company or rights or agreements with respect to any thereof (all of the foregoing, collectively, the "Rights"), except for those Rights disclosed in the annual report on Form 10-KSB/A filed by the Company for the fiscal year ended March 31, 2000, and except for certain preemptive rights granted to certain investors pursuant to that certain Stock Purchase Agreement, dated May 10, 1993, between the Company and the investors identified therein.

                  6.5. The Company has timely filed all Reports within the last two (2) years, and to the Company's knowledge, all such Reports (i) were prepared substantially in accordance with the Act and the rules and regulations thereunder and (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  6.6. Each of the Company's audited financial statements for the last two (2) fiscal years (including any notes thereto) and all unaudited financial statements delivered to the Buyers or the Representatives were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout such periods and fairly present the financial position of the Company on the dates and for the periods referred to therein.

                  6.7. The Company presently intends to utilize the proceeds from the sale of the Shares contemplated by this Agreement for general corporate and working capital purposes.

                  6.8. No sales of Common Stock or other securities by the Company within the last six (6) months would require integration under the Act and Regulation D promulgated thereunder or would materially adversely affect the sale of the Shares or the timely effectiveness of the Registration Statement referred in Section 4.1.

                  7. Survival of Representations, Warranties, Covenants and Agreements. The parties covenant and agree that their respective representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement.

                  8. Notices. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid, or delivered via facsimile to the parties hereto at the following addresses:

             If to the Company: Ion Networks, Inc.
                                1551 S. Washington Avenue
                                Piscataway, New Jersey 08854
                                Attention: Mr. Stephen B. Gray
                                Facsimile No.: (732) 529-0115

             If to the Buyers:  c/o Zesiger Capital Group LLC
                                320 Park Avenue
                                New York, New York 10022
                                Attention: Mr. Albert Zesiger
                                Facsimile No.: (212) 508-6399

                                c/o Special Situations Private Equity Fund, L.P. 153 East 53rd Street, 55th Floor
                                New York, New York 10022
                                Attention: Mr. David Greenhouse

                                Facsimile No .: (212) 207-6515

                                c/o 21st Century Digital Industries Fund, L.P. 960 Pines Lake Drive West
                                Wayne, New Jersey 07470
                                Attention: Mr. Richard Stewart
                                Facsimile No.: (973) 839-2185

or to such other address as any party hereto shall have specified by notice in writing to the other party hereto. All such notices and communications shall be deemed to have been received on the date of delivery thereof or the fifth business day after the mailing thereof.

                  9. Expenses. Each of the parties hereto shall pay the fees and expenses of its counsel, accountants and other experts and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement.

                  10. Miscellaneous.

                  10.1. Partial Invalidity. If it is found in a final judgment of a court of competent jurisdiction (not subject to a further appeal) that any term or provision of this Agreement is invalid or unenforceable, (a) the remaining terms and provisions of this Agreement shall be unimpaired and shall remain in full force and effect and (b) the invalid or unenforceable provision or term of this Agreement shall be enforced to the greatest extent enforceable.

                  10.2. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed via facsimile.

                  10.3. Successors and Assigns. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their successors and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

                  10.4. Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to principles of conflicts or choice of law thereof.

                  10.5. Headings. Headings of the Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

                  10.6. Entire Agreement; Amendments. This Agreement and any documents contemplated hereby contain, and are intended as, a complete statement of all the terms of the arrangements between the parties with respect to the matters provided for, and supersede any and all prior agreements, arrangements and understandings between the parties with respect to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing, signed by the parties hereto or a duly authorized representative thereof.

         IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the day and year first above written.

                                    ION NETWORKS, INC.



                                    By:/s/ Stephen B. Gray
                                       -----------------------
                                       Name:    Stephen B. Gray
                                       Title:   President


                                    CITY OF MILFORD  PENSION & RETIREMENT  FUND,
                                    NFIB CORPORATE  ACCOUNT,  NORWALK EMPLOYEES'
                                    PENSION  PLAN,  PUBLIC  EMPLOYEE  RETIREMENT
                                    SYSTEM OF IDAHO, CITY OF STAMFORD  FIREMEN'S
                                    PENSION FUND, THE JENIFER ALTMAN FOUNDATION,
                                    DEAN  WITTER  FOUNDATION,  ROANOKE  COLLEGE,
                                    BUTLER FAMILY LLC, DAVID ZESIGER, THE FERRIS
                                    HAMILTON FAMILY TRUST,  MARY ANN S. HAMILTON
                                    TRUST FOR  SELF,  HBL  CHARITABLE  UNITRUST,
                                    ANDREW  HEISKELL,  JEANNE L. MORENCY,  PETER
                                    LOORAM,  MARY C. ANDERSON,  MURRAY  CAPITAL,
                                    LLC,   WILLIAM  M.  AND  MIRIAM  F.   MEEHAN
                                    FOUNDATION,  INC., DOMENIC J. MIZIO,  MORGAN
                                    TRUST CO. OF THE  BAHAMAS  LTD.  AS  TRUSTEE
                                    U/A/D 11/30/93,  SUSAN URIS HALPERN, WILLIAM
                                    B. LAZAR,  WELLS FAMILY LLC,  HAROLD & GRACE
                                    WILLENS  JTWROS,  ALBERT L. ZESIGER,  BARRIE
                                    RAMSAY ZESIGER,  WOLFSON INVESTMENT PARTNERS
                                    LP

                                    By: Zesiger Capital Group LLC
                                        as agent and attorney-in-fact for each
                                        of the foregoing persons.



                                    By:/s/ Albert L. Zesiger
                                       -----------------------------------------
                                       Name:    Albert L. Zesiger
                                       Title:   Principal

                                       /s/ Albert L. Zesiger
                                       -----------------------------------------
                                       Albert L. Zesiger

                                    SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

                                    By:/s/ David Greenhouse
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    SPECIAL SITUATIONS FUND III, L.P.



                                    By:/s/ David Greenhouse
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    SPECIAL SITUATIONS CAYMAN FUND, L.P.



                                    By:/s/ David Greenhouse
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.



                                    By:/s/ David Greenhouse
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    21st CENTURY DIGITAL INDUSTRIES FUND, L.P.



                                    By:/s/ Richard B. Stewart, Jr.
                                       ----------------------------------------
                                       Name: Richard B. Stewart, Jr.
                                       Title:   Managing Partner

                                    SCHEDULE
                                    --------

          PURCHASER                                                              SHARE QTY          TOTAL COST
          ---------                                                              ---------          ----------
          City of Milford Pension & Retirement Fund(1)                             166,000            $290,500

          NFIB Corporate Account(1)                                                 43,000             $75,250

          Norwalk Employees' Pension Plan(1)                                       131,000            $229,250

          Public Employee Retirement System of Idaho(1)                            314,000            $549,500

          City of Stamford Firemen's Pension Fund(1)                                78,000            $136,500

          The Jenifer Altman Foundation(1)                                          43,000             $75,250

          Dean Witter Foundation(1)                                                 87,000            $152,250

          Roanoke College(1)                                                        66,000            $115,500

          Butler Family LLC(1)                                                      26,000             $45,500

          David Zesiger(1)                                                          14,000             $24,500

          The Ferris Hamilton Family Trust(1)                                       35,000             $61,250

          Mary Ann S. Hamilton Trust for Self(1)                                    43,000             $75,250

          HBL Charitable Unitrust(1)                                                17,000             $29,750

          Andrew Heiskell(1)                                                        66,000            $115,500

          Jeanne L. Morency(1)                                                      17,000             $29,750

          Peter Looram(1)                                                           17,000             $29,750

          Mary C. Anderson(1)                                                       26,000             $45,500

          Murray Capital, LLC(1)                                                    30,000             $52,500

          William M. and Miriam F. Meehan Foundation,
          Inc., (1)                                                                 26,000             $45,500

          Domenic J. Mizio(1)                                                       70,000            $122,500

          Morgan Trust Co. of the Bahamas Ltd. as Trustee                           91,000            $159,250
          U/A/D 11/30/93(1)

          Susan Uris Halpern(1)                                                     43,000             $75,250

          William B. Lazar(1)                                                       22,000             $38,500

          Wells Family LLC(1)                                                       78,000            $136,500

          Harold & Grace Willens JTWROS(1)                                          17,000             $29,750

          Albert L. Zesiger(1)                                                      87,000            $152,250

          Barrie Ramsay Zesiger(1)                                                  42,630             $74,603

------------------------------
          1     Zesiger Capital Group, LLC as agent and attorney-in-fact.




          Wolfson Investment Partners LP(1)                                         43,500             $76,125

          Special Situations Private Equity Fund, L.P.                             315,000            $551,250

          Special Situations Fund III, L.P.                                        345,000            $603,750

          Special Situations Cayman Fund, L.P.                                     120,000            $210,000

          Special Situations Technology Fund, L.P.                                  89,565            $156,739

          21ST Century Digital Industries Fund, L.P.                               248,447            $434,783

                                              TOTAL                              2,857,142          $5,000,000